Exhibit 10.8
Avenant au Contrat de travail en date du 7 décembre 2009
Addendum to the Employment Agreement dated December 7th 2009

ENTRE LES SOUSSIGNES :
Vistaprint SARL,
Société à responsabilité limitée, au capital social de 1.000 euros, dont le siège social est situé 34, boulevard Haussmann — 75009 Paris, immatriculée au RCS de Paris sous le numéro 452 977 382.
Représentée par Monsieur Robert Keane, Gérant.
Ci-après désignée « la Société »,
D’UNE PART,
ET
Monsieur Ernst. J. Teunissen,
Demeurant 10, rue Decamps,
75016 Paris,
Ci-après dénommé « Monsieur Teunissen»,
D’AUTRE PART.
PREAMBULE
Monsieur Teunissen est employé de la Société depuis le 5 Octobre 2009.
Un contrat de travail en date du 7 décembre 2009 a été conclu entre les parties afin de définir les conditions et modalités d’emploi de Monsieur Teunissen.
Compte tenu du nouveau rôle de Monsieur Teunissen au sein de la Société, les parties ont décidé de modifier le contrat de travail en date du 7 décembre 2009 selon les termes ci-dessous.
IL A ETE CONVENU ET ARRETE CE QUI SUIT :
ARTICLE 1 — FONCTION
A compter du 1er juillet 2011, Monsieur Teunissen occupe au sein de la Société les seules fonctions de Executive vice-président, avec le statut Cadre, position 3.3, coefficient 270, selon la Convention collective applicable.
Dans le cadre des fonctions qui lui sont confiées, Monsieur Teunissen est notamment chargé de mener la fonction stratégie de l’entreprise, incluant la participation au processus stratégique annuel avec l’équipe “Global
BETWEEN THE UNDERSIGNED:
Vistaprint SARL,
A limited liability company, with a share capital of 1,000 euros, whose registered office is located at 34, boulevard Haussmann — 75009 Paris, registered with the Commercial Registry of Paris under number 452 977 382.
Represented for the purposes hereof by Mr. Robert Keane, Managing Director.
Hereafter referred to as “the Company”,
OF THE FIRST PART,
AND
Mr. Ernst. J. Teunissen,
Residing at 10, rue Decamps,
75016 Paris,
Hereafter referred to as “Mr. Teunissen”,
OF THE SECOND PART.
PREAMBLE
Mr. Teunissen is employed by the Company since October 5, 2009.
An employment contract has been signed between the parties on December 7th 2009 to set out the terms and conditions of Mr Teunissen’s employment.
Considering Mr Teunissen’s new role within the Company, the partied have decided to amend the employment contract dated December 7th 2009, as provided below.
IT HAS BEEN AGREED AS FOLLOWS:
ARTICLE 1 — FUNCTION
As from July 1, 2011, Mr. Teunissen occupies the position of Executive Vice President only with Executive status, position 3.3, coefficient 270, according to the applicable collective bargaining agreement.
In the frame of the duties assigned to him, Mr. Teunissen is in particular in charge of leading the corporate strategy function, including oversight of the annual strategy process with the Global Executive Team, Management

Executive”, le comité de direction (“Management Board”) et le comité de surveillance (“Supervisory Board”).
Les parties conviennent et acceptent le fait que, en raison de la nature des fonctions, il est impossible de fournir une description exhaustive des tâches incombant à Monsieur Teunissen et que, de même, ses fonctions comprennent toutes les tâches qui sont directement ou indirectement nécessaires à l’exercice des fonctions.
Les parties conviennent et acceptent que, compte tenu de la nature de sa fonction, il pourra être confié à Monsieur Teunissen des tâches qui ne figurent pas dans la description de fonctions mais dont la nature est similaire.
La modification d’un ou de plusieurs éléments concernant les attributions de Monsieur Teunissen ne saura en aucun cas être considérée comme une modification d’un élément essentiel du contrat de travail.
D’un point de vue opérationnel, Monsieur Teunissen devra rendre compte de son activité au “Chief Executive Officer” de Vistaprint.
Monsieur Teunissen devra exécuter ses tâches au mieux de ses capacités et devra respecter les politiques et procédures mises en place par la Société, telles que régulièrement actualisées.
Compte tenu des fonctions de Monsieur Teunissen, il est expressément convenu que le présent contrat de travail est conclu en fonction des structures capitalistiques actuelles de la Société et de la composition actuelle de son management, notamment mais sans limitation en la personne de Robert Keane à titre de Chief Executive Officer.
ARTICLE 2 — REMUNERATION
2.1. A compter du 1er juillet 2011, Monsieur Teunissen recevra, en rémunération de son activité, un salaire annuel brut de Cent Trente Six Mille Huit Cent Euros (136.800 €) qui lui sera payé en douze (12) mensualités, par chèque bancaire ou virement bancaire ou postal, à la fin de chaque mois.
2.2. La rémunération de M. Teunissen fera l’objet de déductions au titre de la part salariale des cotisations de Sécurité Sociale, de retraite complémentaire et de prévoyance, d’assurance chômage, ainsi que de la C.S.G. et de la C.R.D.S.
2.3. Il est expressément convenu que toute autre prime ou gratification éventuellement allouée par la Société, ne fera pas partie de la rémunération et conservera son caractère de libéralité toujours révocable.
Board and Supervisory Board.
Both parties agree and accept the fact that, owing to the nature of the duties, it is impossible to provide an exhaustive description of the tasks incumbent on Mr Teunissen, and, likewise, that his duties will include all the tasks directly or indirectly necessary to the exercise of his duties.
Both parties agree and accept the fact that, owing to the nature of the position, tasks that are not included in the description of the duties but are similar in nature may be entrusted to Mr Teunissen.
The change in one or more elements relating to Mr Teunissen’s attributions will in no event be considered as a change to an essential element of the employment contract.
From an operational standpoint, Mr. Teunissen shall report his activity to Vistaprint’s Chief Executive Officer.
Mr. Teunissen shall perform his duties to the best of his ability and shall abide by all Company’s policies and procedures, as amended on a regular basis.
Considering the duties of Mr. Teunissen, it is expressly agreed that this employment contract is concluded according to the current ownership structure of the Company and the current composition of its management, including without limitation in the person of Robert Keane as Chief Executive Officer.
ARTICLE 2 — REMUNERATION
2.1. As from July 1, 2011, Mr. Teunissen shall be paid, in remuneration for his activity, an annual gross fixed salary of One Hundred Thirty-Six Thousand Eight Hundred Euros (€136,800) gross, which shall be paid to him in twelve (12) monthly installments by bank check or bank or postal transfer at the end of each month.
2.2. Mr. Teunissen’s remuneration shall be subject to deduction of Mr. Teunissen share of social security, supplemental retirement, invalidity and death, and unemployment insurance contributions, and C.S.G. and C.R.D.S.
2.3. It is expressly agreed that any other premium or bonus that may be granted by the Company shall not be part of the remuneration and shall always remain a revocable grant.

ARTICLE 3 — LOI APPLICABLE — TRIBUNAUX COMPETENTS
Le présent avenant est soumis à la loi française, tant pour son exécution que pour sa résiliation, et tout litige s’y rapportant sera de la compétence exclusive des tribunaux français.
ARTICLE 4 — LANGUE
La version définitive du présent avenant qui lie les parties est la version française, la version anglaise de ce contrat n’étant fournie qu’à titre d’information. En cas de contradiction entre les versions française et anglaise, la version française prévaudra.
ARTICLE 5 — ACCORDS ANTERIEURS
Cet avenant se substitue à tout accord préexistant, qu’il soit oral ou écrit, conclu entre Monsieur Teunissen et la Société sur des sujets identiques.
Cependant, les dispositions du contrat de travail en date du 7 décembre 2009 non modifiées par le présent avenant demeurent entièrement applicables entre les parties, y compris les droits acquis de Monsieur Teunissen en matière d’années d’ancienneté, de congés payés, de rémunération et tout autre droits acquis conformément au contrat de travail en date du 7 décembre 2009.
En double exemplaire1,
Fait à Paris, France
Le 14 octrobre, 2011
Lu et approuvé, bon pour accord

/s/ Robert S. Keane
Pour la Société / For the Company,
Robert Keane, Gérant

Lu et approuvé, bon pour accord
/s/ Ernst J. Teunissen
Ernst J. Teunissen

ARTICLE 3 — GOVERNING LAW — COMPETENT COURTS
This addendum is governed by French law, both with respect to its performance and its termination. Any dispute relating hereto shall be subject to the exclusive jurisdiction of the French courts.
ARTICLE 4 — LANGUAGE
The definitive version of this addendum that binds the parties is the French language version, the English version being provided for information purposes only. In the event of a contradiction between the two versions, the French version shall prevail.
ARTICLE 5 — PREVIOUS AGREEMENTS
This addendum supersedes any preexisting agreement, whether oral or written, entered into between Mr Teunissen and the Company on the same topics.
However, the provisions of the employment contract dated December 7, 2009 which are unchanged by this addendum shall remain in force between the parties, including rights acquired by Mr. Teunissen on years of service, paid leave, pay and other rights acquired under the employment contract dated December 7, 2009.
Signed in duplicate2
In Paris, France,
On 14 octobre 2011.
Lu et approuvé, bon pour accord

/s/ Robert S. Keane
Pour la Société / For the Company,
Robert Keane, Gérant

Lu et approuvé, bon pour accord
/s/ Ernst J. Teunissen
Ernst J. Teunissen

[1]	Chaque page doit être paraphée et les signatures ci-dessus doivent être précédées de la mention manuscrite suivante : « Lu et approuvé, bon pour accord ».

[2]	Each page must be initialized and on the last page the above signatures must be preceded by the following handwritten words: “read and approved, valid for an employment contract”.